EXHIBIT 10.2

Garmin Ltd.

2011 Non-Employee Directors' Equity Incentive Plan

as amended and restated on June 9, 2023

GARMIN LTD.

2011 Non-Employee Directors’ Equity Incentive Plan

Article 1. Establishment, Objectives and Duration

1.1. Establishment and Amendment of the Plan. The Board of Directors (the “Board”) of Garmin Ltd., a Swiss company (the “Company”), established the Garmin Ltd. 2011 Non-Employee Directors’ Equity Incentive Plan on February 11, 2011, to be effective on June 3, 2011, the date the Plan was initially approved by the shareholders of the Company, (the “Effective Date”). The 2011 Non-Employee Directors’ Equity Incentive Plan was previously amended and restated on October 21, 2016 and on February 15, 2019 and on March 27, 2023. The Board has approved this amended and restated version of the 2011 Non-Employee Directors’ Equity Incentive Plan (the “Plan”), subject to approval by the shareholders of the Company at the Company’s shareholder meeting on June 9, 2023.

1.2. Objectives of the Plan. The Plan is intended to allow Eligible Directors of the Company to acquire or increase equity ownership in the Company, or to be compensated under the Plan based on growth in the Company's equity value, thereby strengthening their commitment to the success of the Company, aligning their interests with those of the shareholders of the Company, and to assist the Company in attracting and retaining experienced and knowledgeable individuals to serve as directors.

1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1. “Article” means an Article of the Plan.

2.2. “Award” means Options, Restricted Shares, Bonus Shares, SARs, Restricted Stock Units, Performance Units or Performance Shares granted under the Plan.

2.3. “Award Agreement” means a written agreement by which an Award is evidenced.

2.4. “Beneficial Owner” has the meaning specified in Rule 13d-3 of the SEC under the Exchange Act.

2.5. “Board” has the meaning set forth in Section 1.1.

2.6. “Bonus Shares” means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance.

2.7. “Business Criteria” has the meaning set forth in Section 5.8(c).

2.8. “Cause” means, (i) an Eligible Director’s conviction of a felony or other crime involving fraud, dishonesty or moral turpitude; (ii) willful or reckless material misconduct in an Eligible Director’s performance of his or her duties as a Director; or (iii) an Eligible Director’s habitual neglect of duties; provided, that an Eligible Director who agrees to resign from his or her position on the Board in lieu of being removed for Cause, may be deemed to have been removed for Cause for purposes of this Plan.

2.9. “Change of Control” means, unless otherwise defined in an Award Agreement, any one or more of the following:

(a) any Person other than (i) a Subsidiary, (ii) any employee benefit plan (or any related trust) of the Company or any of its Subsidiaries or (iii) any Excluded Person, becomes the Beneficial Owner of 35% or more of the shares of the Company representing 35% or more of the combined voting power of the Company (such a person or group, a “35% Owner”), except that (i) no Change of Control shall be deemed to have occurred solely by reason of such beneficial ownership by a corporation with respect to which both more than 60% of the common shares of such corporation and Voting Securities representing more than 60% of the aggregate voting power of such corporation are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the shares of the Company immediately before such acquisition in substantially the same proportions as their ownership, immediately before such acquisition, of the shares of the Company, as the case may be and (ii) such corporation shall not be deemed a 35% Owner; or

(b) the Incumbent Directors (determined using the Effective Date as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

(c) the consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of a merger, reorganization, consolidation, or similar transaction, or the sale or other disposition of all or substantially all (at least 40%) of the consolidated assets of the Company or a resolution of dissolution of the Company (any of the foregoing transactions, a “Reorganization Transaction”) which is not an Exempt Reorganization Transaction.

The definition of “Change of Control” may be amended at any time prior to the occurrence of a Change of Control, and such amended definition shall be applied to all Awards granted under the Plan whether or not outstanding at the time such definition is amended, without requiring the consent of any Grantee. Notwithstanding the occurrence of any of the foregoing events, (a) a Change of Control shall be deemed not to have occurred with respect to any Section 16 Person if such Section 16 Person is, by agreement (written or otherwise), a participant on such Section 16 Person's own behalf in a transaction which causes the Change of Control to occur and (b) a Change of Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change of Control.

2.10. “Change of Control Value” means the Fair Market Value of a Share on the date of a Change of Control.

2.11. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

2.12. “Company” has the meaning set forth in Section 1.1.

2.13. “Director's Compensation Year” has the meaning set forth in Section 8.3.

2.14 “Disabled” or “Disability” means an individual (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than 3 months under a Company-sponsored accident and health plan.

2.15. “Effective Date” has the meaning set forth in Section 1.1.

2.16. “Eligible Director” means any individual serving as a director on the Board. A director who is an officer of the Company or a Subsidiary or otherwise employed by the Company or a Subsidiary shall not be an Eligible Director; provided, however, an individual who, but for this sentence is otherwise an Eligible Director, ceases providing services as a Director and immediately begins providing services as an employee of the Company or a Subsidiary shall be ineligible to receive any new Awards under this Plan but, with respect to any existing Award held by such individual, shall be deemed to continue to be an Eligible Director under this Plan until he or she experiences a Termination of Affiliation.

2.17. “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of the Exchange Act include references to successor provisions.

2.18. “Excluded Person” means any Person who, along with such Person's Affiliates and Associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) is the Beneficial Owner of 15% or more of the Shares outstanding as of the Effective Date.

2.19. “Exempt Reorganization Transaction” means a Reorganization Transaction which (i) results in the Persons who were the direct or indirect owners of the outstanding shares of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners of both more than 60% of the then-outstanding common shares of the Surviving Corporation and Voting Securities representing more than 60% of the aggregate voting power of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the shares of the Company immediately before such Reorganization Transaction, or (ii) after such transaction, more than 50% of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the agreement providing for the Reorganization Transaction or other action of the Board approving the transaction (or whose election or nomination was approved by a vote of at least two-thirds of the members who were members of the Board at that time).

2.20. “Fair Market Value” means, unless otherwise determined or provided by the Board in the circumstances, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Board, and (B) with respect to Shares, (i) the last sale price (also referred to as the closing price) of a Share on such U.S. securities exchange as the Shares are then traded, for the applicable date, (ii) if such U.S. securities exchange is closed for trading on such date, or if the Shares do not trade on such date, then the last sales price used shall be the one on the date the Shares last traded on such U.S. securities exchange, or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined in good faith by the Board using a method consistently applied.

2.21. “Freestanding SAR” means any SAR that is granted independently of any Option.

2.22. “Grant Date” has the meaning set forth in Section 5.2.

2.23. “Grantee” means an Eligible Director who has been granted an Award.

2.24. “Including” or “includes” mean “including, without limitation,” or “includes, without limitation”, respectively.

2.25. “Incumbent Directors” means, as of any specified baseline date, individuals then serving as members of the Board who were members of the Board as of the date immediately preceding such baseline date; provided that any subsequently-appointed or elected member of the Board whose election, or nomination for election by shareholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of a majority of the directors then comprising the Incumbent Directors shall also thereafter be considered an Incumbent Director, unless the initial assumption of office of such subsequently-elected or appointed director was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a “tender offer” (as such term is used in Section 14(d) of the Exchange Act), or (iii) a proposed Reorganization Transaction.

2.26. “Mandatory Retirement Age” means the age for mandatory retirement according to the policy of the Board, if any, in place from time to time.

2.27. “Option” means an option granted under Article 6 of the Plan.

2.28. “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.29. “Option Term” means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such Option then in effect.

2.30. “Performance Award” means any Award that will be issued, granted, vested, exercisable or payable, as the case may be, upon the achievement of one or more Business Criteria, as set forth in Section 5.8.

2.31. “Performance Period” has the meaning set forth in Section 10.2.

2.32. “Performance Share” or “Performance Unit” means the Awards described in Article 10.

2.33. “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.34. “Plan” has the meaning set forth in Section 1.1.

2.35. “Plan Committee” has the meaning set forth in Section 3.1.

2.36. “Reorganization Transaction” has the meaning set forth in Section 2.9(c).

2.37. “Restricted Shares” means Shares that are issued as an Award under the Plan that is subject to Restrictions.

2.38. “Restricted Stock Units” means units awarded to Grantees pursuant to Article 9 hereof, which are convertible into Shares at such time as such units are no longer subject to Restrictions as established by the Board.

2.39. “Restriction” means any restriction on a Grantee's free enjoyment of the Shares or other rights underlying Awards, including (a) that the Grantee or other holder may not sell, transfer, pledge, or assign a Share or right, and (b) such other restrictions as the Board may impose in the Award Agreement that are permissible under Swiss law. Restrictions may be based on the passage of time or the satisfaction of performance criteria or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Board shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date or the occurrence of such event or the satisfaction of such other criteria as the Board shall determine.

2.40. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, together with any successor rule, as in effect from time to time.

2.41. “SAR” means a stock appreciation right and includes both Tandem SARs and Freestanding SARs.

2.42. “SAR Term” means the period beginning on the Grant Date of a SAR and ending on the expiration date of such SAR, as specified in the Award Agreement for such SAR and as may, consistent with the provisions of the Plan, be extended from time to time by the Board prior to the expiration date of such SAR then in effect.

2.43. “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.44. “Section” means, unless the context otherwise requires, a Section of the Plan.

2.45. “Section 16 Person” means a person who is subject to obligations under Section 16 of the Exchange Act with respect to transactions involving equity securities of the Company.

2.46. “Share” means a registered share, USD $0.10 par value, of the Company.

2.47. “Subsidiary” means with respect to any Person (a) any corporation of which more than 50% of the Voting Securities are at the time, directly or indirectly, owned by such Person, and (b) any partnership or limited liability company in which such Person has a direct or indirect interest (whether in the form of voting power or participation in profits or capital contribution) of more than 50%.

2.48. “Substitute Option” has the meaning set forth in Section 6.3.

2.49. “Surviving Corporation” means the corporation resulting from a Reorganization Transaction or, if Voting Securities representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

2.50. “Tandem SAR” means a SAR that is granted in connection with, or related to, an Option, and which requires forfeiture of the right to purchase an equal number of Shares under the related Option upon the exercise of such SAR; or alternatively, which requires the cancellation of an equal amount of SARs upon the purchase of the Shares subject to the Option.

2.51. “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company in the capacity as an Eligible Director; provided, however, if an Eligible Director ceases providing services as a Director and immediately begins providing services as an employee, the individual will not be considered to have a Termination of Affiliation unless otherwise determined by the Board and as permitted under Code Section 409A. A Termination of Affiliation shall have the same meaning as a “separation from service” under Code Section 409A(2)(A)(i).

2.52. “Voting Securities” of a corporation means securities of such corporation that are entitled to vote generally in the election of directors, but not including any other class of securities of such corporation that may have voting power by reason of the occurrence of a contingency.

Article 3. Administration

3.1. Board and Plan Committee. Subject to Article 12, and to Section 3.2, the Plan shall be administered by the Board, or a committee of the Board appointed by the Board to administer the Plan (“Plan Committee”). To the extent the Board considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the Plan Committee shall consist of two or more directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3. The number of members of the Plan Committee shall from time to time be increased or decreased, and shall be subject to such conditions, including, but not limited to having exclusive authority to make certain grants of Awards or to perform such other acts, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

Any references herein to “Board” are, except as the context requires otherwise, references to the Board or the Plan Committee, as applicable.

3.2. Powers of the Board. Subject to the express provisions of the Plan, the Board has full and final authority and sole discretion as follows:

(a) taking into consideration the reasonable recommendations of management, to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the Restrictions, the benefit payable under any SAR, Performance Unit or Performance Share and whether or not specific Awards shall be granted in connection with other specific Awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

(b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, when Restrictions on Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall lapse and whether such shares shall be held in escrow;

(c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan;

(d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards and lapse of Restrictions upon the Termination of Affiliation of a Grantee;

(e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment which (A) does not adversely affect the rights of the Grantee, or (B) is necessary or advisable (as determined by the Board) to carry out the purpose of the Award as a result of any new or change in existing applicable law;

(f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor; provided that any replacement grant that would be considered a repricing shall be subject to shareholder approval;

(g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms, conditions or Restrictions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

(h) subject to Section 5.3, to extend the time during which any Award or group of Awards may be exercised;

(i) to make such adjustments or modifications to Awards to Grantees who are located outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

(j) to delegate to any member of the Board or committee of Board members such of its powers as it deems appropriate, including the power to subdelegate, except that only a member of the Board of Directors of the Company (or a committee thereof) may grant Awards from time to time to specified categories of Eligible Directors in amounts and on terms to be specified by the Board; provided that no such grants shall be made other than by the Board or the Plan Committee to individuals who are then Section 16 Persons;

(k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of the Plan to be performed by the Board of Directors of the Company;

(l) to correct any defect or supply any omission or reconcile any inconsistency, and construe and interpret the Plan, the rules and regulations, any Award Agreement or any other instrument entered into or relating to an Award under the Plan, and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

(m) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Board may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

(n) to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Board, and to the fullest extent permitted by the applicable law all such determinations of the Board shall be final, conclusive and binding on all Persons. To the fullest extent permitted by the applicable law no member of the Board shall be liable for any action or determination made with respect to the Plan or any Award.

Article 4. Shares Subject to the Plan

4.1. Number of Shares Available. Subject to adjustment as provided in Section 4.2, the Shares reserved for delivery under the Plan shall be 150,000 Shares. If any Shares subject to an Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. The Board may from time to time determine the appropriate methodology for calculating the number of Shares issued pursuant to the Plan.

4.2. Adjustments in Shares.

(a) Adjustment Principle. In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share split, reverse share split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award or the substitution of other property for Shares subject to an outstanding Award; provided, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Article 5. Eligibility and General Conditions of Awards

5.1. Eligibility. The Board may grant Awards to any Eligible Director, whether or not he or she has previously received an Award.

5.2. Grant Date. The Grant Date of an Award shall be the date on which the Board grants the Award or such later date as specified by the Board (i) in the Board's resolutions or minutes addressing the Award grants or (ii) in the Award Agreement.

5.3. Maximum Term. Subject to the following proviso, the Option Term or other period during which an Award may be outstanding shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified.

5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

5.5. Restrictions on Share Transferability. The Board may include in the Award Agreement such restrictions on any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable, including restrictions under applicable federal securities laws.

5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Board pursuant to Section 3.2), and subject to the provisions of Section 12.1, the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

(a) For Cause. If a Grantee has a Termination of Affiliation for Cause:

(i) the Grantee's Restricted Shares that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such date, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee's Restricted Stock Units shall automatically be forfeited; and

(iii) any unexercised Option or SAR, and any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

(b) On Account of Death, Disability, Retirement or Mandatory Retirement. If a Grantee has a Termination of Affiliation on account of death, Disability or retirement on or after attaining Mandatory Retirement Age:

(i) the Grantee's Restricted Shares that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

(ii) the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

(iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, shall be fully exercisable and may be exercised, in whole or in part, at any time up to one year after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her legal personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

(iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation on account of death or Disability shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by each of the following:

(A) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Performance Period until the date of such Termination of Affiliation and the denominator of which is the number of months (including as a whole month any partial month) in the Performance Period; and

(B) a percentage determined by the Board that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Board elects to compute the benefit after the end of the Performance Period, the performance percentage, as determined by the Board, attained during the Performance Period.

(c) Involuntary Removal. If an Eligible Director is removed by the Company other than for Cause including, but not limited to, the Company’s decision not to slate such Eligible Director for reelection, then:

(i) the Grantee’s Restricted Shares that were forfeitable shall thereupon become nonforfeitable;

(ii) the Grantee’s Restricted Stock Units shall immediately be settled in accordance with Section 9.4;

(iii) any unexercised Option or SAR, whether or not exercisable on the date of such Termination of Affiliation, shall thereupon be fully exercisable and may be exercised, in whole or in part for ninety (90) days following such Termination of Affiliation (but only during the Option Term or SAR Term, respectively); and

(iv) the Company shall immediately pay to the Grantee, with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation, a cash payment equal to the product of (A) with respect to a Performance Share either (I) in the case of an Involuntary Removal occurring within the one-year period immediately following a Change of Control, the Change of Control Value or (II) in the case of an Involuntary Removal outside of the one-year period immediately following a Change of Control, the Fair Market Value on the effective date of the Grantee's Termination of Affiliation, or (B) in the case of a Performance Unit, the value of the Performance Unit specified in the Award Agreement, as applicable, multiplied successively by each of the following:

(A) a fraction, the numerator of which is the number of whole and partial months that have elapsed between the beginning of such Performance Period and the date of such Termination of Affiliation and the denominator of which is the number of whole and partial months in the Performance Period; and

(B) a percentage equal to a greater of (x) the target percentage, if any, specified in the applicable Award Agreement or (y) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period.

(d) Any Other Reason. If an Eligible Director has a Termination of Affiliation for any other reason including, but not limited to, failure to be reelected to the Board or voluntary resignation (including failure to run for reelection), then:

(i) the Grantee's Restricted Shares, to the extent forfeitable immediately before such Termination of Affiliation, shall thereupon automatically be forfeited, subject in the case of Restricted Shares to the provisions of Section 8.5 regarding repayment of certain amounts to the Grantee;

(ii) the Grantee's Restricted Stock Units shall automatically be forfeited;

(iii) any unexercised Option or SAR, to the extent exercisable immediately before such Termination of Affiliation, shall remain exercisable in whole or in part for ninety (90) days after such Termination of Affiliation (but only during the Option Term or SAR Term, respectively) by the Grantee or, after his or her death, by (A) his or her legal personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 11; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation.

5.7. Nontransferability of Awards.

(a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal personal representative.

(b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(c) To the extent and in the manner permitted by the Board, and subject to such terms and conditions as may be prescribed by the Board, a Grantee may transfer an Award to (i) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee, (including adoptive relationships), (ii) any person sharing the Grantee's household (other than a tenant or employee), (iii) a trust in which persons described in (i) or (ii) have more than 50% of the beneficial interest, (iv) a foundation in which persons described in (i) or (ii) or the Grantee own more than 50% of the voting interests; provided such transfer is not for value. The following shall not be considered transfers for value: (I) a transfer under a domestic relations order in settlement of marital property rights; and (II) a transfer to an entity in which more than 50% of the voting interests are owned by persons described in (i) or (ii) above or the Grantee, in exchange for an interest in that entity.

5.8. Performance Awards.

(a) General. Any type of Award that is eligible to be granted under the Plan may be granted to Eligible Directors subject to or conditional upon one or more performance conditions (“Performance Awards”). The grant, vesting, exercisability or payment of Performance Awards may depend on the degree of achievement of one or more performance goals relative to a preestablished target level or levels using one or more of the Business Criteria set forth below.

(b) Class. All Eligible Directors are eligible to receive Performance Awards.

(c) Performance Goals. The specific performance goals for Performance Awards shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) for the Company on a segregated or consolidated basis or for one or more of the Company's subsidiaries, segments, divisions, or business units, as selected by the Board:

(i) Earnings (either in the aggregate or on a per-Share basis);

(ii) Operating profit (either in the aggregate or on a per-Share basis);

(iii) Operating income (either in the aggregate or on a per-Share basis);

(iv) Net earnings on either a LIFO or FIFO basis (either in the aggregate or on a per-Share basis);

(v) Net income or loss (either in the aggregate or on a per-Share basis);

(vi) Ratio of debt to debt plus equity;

(vii) Net borrowing;

(viii) Credit quality or debt ratings;

(ix) Inventory levels, inventory turn or shrinkage;

(x) Cash flow provided by operations (either in the aggregate or on a per-Share basis);

(xi) Free cash flow (either in the aggregate or on a per-Share basis);

(xii) Reductions in expense levels, determined either on a Company-wide basis or in respect of any one or more business units;

(xiii) Operating and maintenance cost management and employee productivity;

(xiv) Gross margin;

(xv) Return measures (including return on assets, equity, or sales);

(xvi) Productivity increases;

(xvii) Share price (including attainment of a specified per-Share price during the relevant performance period; growth measures and total shareholder return or attainment by the Shares of a specified price for a specified period of time);

(xviii) Where applicable, growth or rate of growth of any of the above Business Criteria set forth in this Section 5.8(c);

(xix) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market share, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

(xx) Achievement of business or operational goals such as market share and/or business development; and/or

(xxi) Accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions;

(xxii) provided that applicable Business Criteria may be applied on a pre- or post-tax basis; and provided further that the Board may, when the applicable performance goals are established, provide that the formula for such goals may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. As established by the Board, the Business Criteria may include, without limitation, GAAP and non-GAAP financial measures. In addition to the foregoing performance goals, the performance goals shall also include any performance goals which are set forth in a Company bonus or incentive plan, if any, which are incorporated herein by reference.

(d) Flexibility as to Timing, Weighting, Applicable Business Unit. The Board shall have full discretion as to when the applicable Business Criteria are established. The levels of performance required with respect to Business Criteria may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Business Criteria may differ for Awards to different Grantees. The Board shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Business Criteria may apply to a Grantee, to the Company as a whole, to one or more Subsidiaries or to a department, unit, division or function within the Company, within any one or more Subsidiaries or any one or more joint ventures of which the Company is a party, and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

(e) Discretion to Adjust. The Board shall have full discretion to adjust the determinations of the degree of attainment of the performance goals or to alter the governing Business Criteria applicable to any Award at any time.

Article 6. Stock Options

6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Director in such number, and upon such terms, and at any time and from time to time as shall be determined by the Board. Without limiting the generality of the foregoing, the Board may grant to any Eligible Director, or permit any Eligible Director to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under the Plan or otherwise) which such Eligible Director may be eligible to receive from the Company, which Option may have a value (as determined by the Board under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Board shall determine.

6.3. Option Price. The Option Price of an Option under the Plan shall be determined by the Board, and shall be the higher of 100% of the Fair Market Value of a Share on the Grant Date or 100% of the par value of a Share; provided, however, that any Option (“Substitute Option”) that is (x) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (y) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (z) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, shall be granted such that such option substitution is completed in conformity with the rules set forth in Section 424(a) of the Code.

6.4. Exercise of Options. Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares as instructed by the Board or, subject to the approval of the Board pursuant to procedures approved by the Board,

(a) through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise,

(b) through simultaneous sale through a broker of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board,

(c) by transfer to the Company of the number of Shares then owned by the Grantee, the Fair Market Value of which equals the purchase price of the Shares purchased in connection with the Option exercise, properly endorsed for transfer to the Company; provided however, that Shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Board; and provided further that the Fair Market Value of any Shares delivered in payment of the purchase price upon exercise of the Options shall be the Fair Market Value as of the exercise date, which shall be the date of delivery of the certificates for the Shares used as payment of the exercise price. For purposes of this Section 6.4, in lieu of actually transferring to the Company the number of Shares then owned by the Grantee, the Board may, in its discretion permit the Grantee to submit to the Company a statement affirming ownership by the Grantee of such number of Shares and request that such Shares, although not actually transferred, be deemed to have been transferred by the Grantee as payment of the exercise price, or

(d) by a “net exercise” arrangement pursuant to which the Company will not require a payment of the Option Price but will reduce the number of Shares upon the exercise by the largest number of whole shares that has a Fair Market Value on the date of exercise that does not exceed the aggregate Option Price. With respect to any remaining balance of the aggregate option price, the Company will accept a cash payment from the Grantee.

Article 7. Stock Appreciation Rights

7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Director at any time and from time to time as shall be determined by the Board in its sole discretion. The Board may grant Freestanding SARs or Tandem SARs, or any combination thereof.

(a) Number of Shares. The Board shall have complete discretion to determine the number of SARs granted to any Grantee, subject to the limitations imposed in the Plan and by applicable law.

(b) Exercise Price and Other Terms. All SARs shall be granted with an exercise price no less than the Fair Market Value of the underlying Shares on the SARs' Grant Date. The Board, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The exercise price per Share of Tandem SARs shall equal the exercise price per Share of the related Option.

7.2. SAR Award Agreement. Each SAR granted under the Plan shall be evidenced by a written SAR Award Agreement which shall be entered into by the Company and the Grantee to whom the SAR is granted and which shall specify the exercise price per share, the SAR Term, the conditions of exercise, and such other terms and conditions as the Board in its sole discretion shall determine.

7.3. Exercise of SARs. SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs (a) may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option; (b) may be exercised only with respect to the Shares for which its related Option is then exercisable; and (c) may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option. The value of the payment with respect to the Tandem SAR may be no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised.

7.4. Expiration of SARs. A SAR granted under the Plan shall expire on the date set forth in the SAR Award Agreement, which date shall be determined by the Board in its sole discretion. Unless otherwise specifically provided for in the SAR Award agreement, a Tandem SAR granted under the Plan shall be exercisable at such time or times and only to the extent that the related Option is exercisable. The Tandem SAR shall terminate and no longer be exercisable upon the termination or exercise of the related Options, except that Tandem SARs granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SARs.

7.5. Payment of SAR Amount. Upon exercise of a SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (i) the positive difference between the Fair Market Value of a Share on the date of exercise over the exercise price per Share by (ii) the number of Shares with respect to which the SAR is exercised. The payment upon a SAR exercise shall be solely in whole Shares of equivalent value. Fractional Shares shall be rounded down to the nearest whole Share with no cash consideration being paid upon exercise.

Article 8. Restricted Shares and Bonus Shares

8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares to any Eligible Director in such amounts as the Board shall determine.

8.2. Bonus Shares. Subject to the terms of the Plan, the Board may grant Bonus Shares to any Eligible Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Board. Bonus Shares shall be Shares issued without any Restriction.

8.3. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement, which shall specify the Restrictions and the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Board shall determine. The Board may impose such Restrictions on any Restricted Shares as it may deem advisable, including Restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based Restrictions on vesting or Restrictions under applicable securities laws; provided that in all cases, the Restricted Shares shall be subject to a minimum one-year vesting period, except, if as provided in the Award Agreement, in the event of death, disability, retirement or Mandatory Retirement, or Termination of Affiliation by the Company other than for Cause. For purposes of this minimum one-year vesting period requirement, a one-year vesting period will include an approximate one-year period beginning on each regular annual meeting of the Company’s shareholders and ending on the date of the next regular annual meeting of the Company’s shareholders (a “Director's Compensation Year”).

8.4. Consideration. The Board shall determine the amount, if any, that a Grantee shall pay for Restricted Shares or Bonus Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

8.5. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall resell such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical.

8.6. Escrow. The Board may provide that any Restricted Shares or Bonus Shares shall be represented by, at the option of the Board, either book entry registration or by a stock certificate or certificates. If the shares of Restricted Shares are represented by a certificate or certificates, such shares shall be held (together with an assignment or endorsement executed in blank by the Grantee) in escrow by an escrow agent until such Restricted Shares become nonforfeitable or are forfeited.

8.7. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Board may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

Article 9. Restricted Stock Units

9.1. Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and Code Sections 409A(a)(2), (3) and (4), the Board, at any time and from time to time, may grant Restricted Stock Units to any Eligible Director, in such amount and upon such terms as the Board shall determine. A Grantee shall have no voting rights in Restricted Stock Units.

9.2. Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions as the Board shall determine in accordance with the Plan and Code Section 409A. The Board may impose such Restrictions on Restricted Stock Units, including time-based Restrictions, Restrictions based on the achievement of specific performance goals, time-based Restrictions following the achievement of specific performance goals, Restrictions based on the occurrence of a specified event, and/or restrictions under applicable securities laws; provided that in all cases the Restricted Stock Units shall be subject to a minimum one-year vesting period, except, if as provided in the Award Agreement, in the event of death, disability, retirement or Mandatory Retirement, or Termination of Affiliation by the Company other than for Cause. For purposes of this minimum one-year vesting period requirement, a one-year vesting period will include a Director's Compensation Year.

9.3. Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Director who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee's RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

9.4. Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee's RSU Account (or a specified portion in the event of any partial settlement); provided that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall be distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit. The “Settlement Date” for all Restricted Stock Units credited to a Grantee's RSU Account shall be the date when Restrictions applicable to an Award of Restricted Stock Units have lapsed.

Article 10. Performance Units and Performance Shares

10.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Director in such amounts and upon such terms, and at any time and from time to time, as the Board shall determine. Each grant of Performance Units or Performance Shares shall be evidenced by an Award Agreement which shall specify the terms and conditions applicable to the Performance Units or Performance Shares, as the Board determines.

10.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Board at the time of grant, that is equal to the Fair Market Value of a Share on the Grant Date. The Board shall set the Business Criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. For purposes of this Article 10, the time period during which the performance goals must be met shall be called a “Performance Period.” The Board shall have complete discretion to establish the performance goals.

10.3. Payment of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, determined as a function of the extent to which the corresponding performance goals have been achieved.

10.4. Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Board may cause earned Performance Units or Performance Shares to be paid in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Board. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

As determined by the Board, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Board, be entitled to exercise his or her voting rights with respect to such Shares.

Article 11. Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.

Article 12. Amendment, Modification, and Termination

12.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's shareholders, except to the extent the Board determines it is desirable to obtain approval of the Company's shareholders, to comply with the requirements for listing on any exchange where the Company's Shares are listed, or for any other purpose the Board deems appropriate.

12.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Board may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

12.3. Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 2.9 (amendments in connection with a Change of Control) and Section 12.2), no termination, amendment or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Any adjustment, modification, extension or renewal of an Award shall be effected such that the Award, at all times, is either exempt from, or is compliant with, Code section 409A.

12.4. Adjustments in Connection with Change of Control. In the event the Company undergoes a Change of Control or in the event of a separation, spin-off, sale of a material portion of the Company's assets or any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act and in which a Change of Control does not occur, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall have the full power and discretion to prescribe and amend the terms and conditions for the exercise, or modification, of any outstanding Awards granted hereunder in the manner as agreed to by the Board as set forth in the definitive agreement relating to the transaction. Without limitation, the Board may:

(a) remove restrictions on Restricted Shares and Restricted Stock Units;

(b) modify the performance requirements for any other Awards;

(c) provide that Options or other Awards granted hereunder must be exercised in connection with the closing of such transactions, and that if not so exercised such Awards will expire;

(d) provide for the purchase by the Company of any such Award, upon the Grantee's request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Grantee's rights had such Award been currently exercisable or payable;

(e) make such adjustment to any such Award then outstanding as the Board deems appropriate to reflect such Change of Control;

(f) cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving corporation after such Change of Control. Any such determinations by the Board may be made generally with respect to all Grantees, or may be made on a case-by-case basis with respect to particular Grantees.

Notwithstanding the foregoing, any transaction undertaken for the purpose of reincorporating the Company under the laws of another jurisdiction, if such transaction does not materially affect the beneficial ownership of the Company's Shares, such transaction shall not constitute a merger, consolidation, major acquisition of property for stock, separation, reorganization, liquidation, or Change of Control.

12.5. Prohibition on Repricings. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

Article 13. Withholding Tax

To the extent applicable under applicable tax laws, whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award, or upon the lapse of Restrictions on an Award, or any other event with respect to rights and benefits hereunder (the exercise date, date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Company shall be entitled to require and may accommodate the Eligible Director 's request if so requested, to satisfy all Federal and Cantonal withholding taxes, including Social Security taxes related thereto (“Tax Withholding”), by one or a combination of the following methods:

(i) Payment of an amount in cash equal to the amount to be withheld;

(ii) Requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or the SAR payable in Shares, upon the lapse of Restrictions on an Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) Withholding from compensation otherwise due to the Eligible Director.

Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.

Article 14. Additional Provisions

14.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

14.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine and vice-versa; the plural shall include the singular and the singular shall include the plural.

14.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

14.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

14.5. Securities Law Compliance.

(a) If the Board deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Board may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All Shares transferred under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

(b) If the Board determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Board may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

14.6. No Rights as a Shareholder. A Grantee shall not have any rights as a shareholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the escrow agent, shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan or Award Agreement. Unless otherwise determined by the Board at the time of a grant of Restricted Shares, any cash dividends that become payable on Restricted Shares shall be deferred and, if the Board so determines, reinvested in additional Restricted Shares. Except as otherwise provided in an Award Agreement, any share dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Board may provide for payment of interest on deferred cash dividends.

14.7. Compliance with Code Section 409A.

(a) All Awards granted under the Plan are intended to comply with Section 409A of the Code and the Treasury regulations and guidance issued thereunder (“Section 409A”) and that the Plan be interpreted and operated consistent with such requirements of Section 409A in order to avoid the application of additive income taxes under Section 409A (“409A Penalties”). To the extent that an Award is subject to Section 409A, except as the Grantee and Company may otherwise determine in writing, all Awards shall be created in a manner that will meet the requirements of Section 409A, such that the Grantees of such Awards are not subject to the 409A Penalties.

(b) To extent that a Grantee would otherwise be entitled to any payment under the Plan that (i) constitutes “deferred compensation” subject to Section 409A, (ii) is payable on account of the Grantee's “separation from service” (within the meaning of Section 409A), and (iii) that if paid during the six months beginning on the date of the Grantee's termination of employment would be subject the 409A Penalties because the Grantee is a “specified employee” of the Company (within the meaning of Section 409A and as determined from time to time by the Plan Committee), the payment will be paid to the Grantee on the earliest of the six-month anniversary of the termination of employment, a change in ownership or effective control of the Company (within the meaning of Section 409A) or the Grantee's death.

(c) Notwithstanding any provision of the Plan to the contrary, the Plan shall not be amended in any manner that would cause (i) the Plan or any amounts or benefits payable hereunder to fail to comply with the requirements of Section 409A, to the extent applicable, or (ii) any amounts or benefits payable hereunder that are not subject to Section 409A to become subject thereto (unless they also are in compliance therewith), and the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan.

(d) Notwithstanding any other provision in the Plan, the Board, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan or any Award granted thereunder to reflect the intention that the Plan (and any Award) qualifies for exemption from or complies with Section 409A in a manner that as closely as practicable achieves the original intent of the Plan and with the least reduction, if any, in overall benefit to the Grantee to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A; provided, however, that neither the Company, the Board, nor any of their officers or individual directors make any representation that the Plan or any Award shall be exempt from or comply with Section 409A and make no undertaking to preclude Section 409A from applying to the Plan or any Award.

14.8. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account for any other Company compensatory plan, arrangement or contract relating to the Grantee except as such plan, arrangement or agreement shall otherwise expressly provide.

14.9. Military Service. Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

14.10. Data Protection. The Board and any other person or entity empowered by the Board to administer the Plan may process, store, transfer or disclose personal data of the Grantees to the extent required for the implementation and administration of the Plan. The Board and any other person or entity empowered by the Board to administer the Plan shall comply with any applicable data protection laws.

14.11. Governing Law. The Plan and the rights of any Grantee receiving an Award thereunder shall be construed and interpreted in accordance with and governed by the laws of the State of Kansas without giving effect to the principles of the conflict of laws to the contrary.

Annex to the Plan for Swiss based Grantees and Grantees subject to Swiss inheritance law

1. Article 11. shall be replaced with the following:

Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Grantee's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form and procedure prescribed by the applicable Swiss inheritance law. Irrespective of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's estate.